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MIMEDX GROUP, INC.
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MIMEDX Reminds Shareholders to Vote at the Upcoming Annual Meeting

Vote FOR MIMEDX’s Experienced and Highly Qualified Directors and Governance Enhancement Proposals

MARIETTA, Ga., May 12, 2021 – MIMEDX Group, Inc. (NASDAQ: MDXG) (“MIMEDX” or the “Company”), an industry leader in utilizing amniotic tissue as a platform for regenerative medicine, today reminded shareholders to vote at the upcoming 2021 Annual Meeting of Shareholders (“Annual Meeting”), which will be held on May 27, 2021. MIMEDX’s Board of Directors unanimously recommends that shareholders vote FOR all four of its director nominees and FOR all proposals on the Company’s WHITE proxy card. MIMEDX has also confirmed that Prescience Point has voluntarily withdrawn its proxy contest and its proposed director candidates.

MIMEDX has four deeply experienced and highly qualified director nominees standing for election – Dr. M. Kathleen Behrens, Mr. Todd Newton, Mr. Timothy R. Wright, and Dr. Phyllis Gardner. MIMEDX has also put forth several key governance enhancement proposals, including declassifying the Board, reducing the ownership threshold for shareholders to be permitted to call a special meeting and adopting proxy access, all of which are consistent with public company corporate governance best practices.

Leading independent proxy advisory firm Institutional Shareholder Services (“ISS”) has recommended that shareholders vote FOR all four of MIMEDX’s director nominees and FOR all proposals included on the Company’s WHITE proxy card.

Voting at the 2021 Annual Meeting will be an important opportunity to further accelerate MIMEDX’s ongoing transformation and maintain the Company’s positive momentum that resulted from the significant progress made over the past two years by the reconstituted Board and new management team.

MIMEDX will be holding its Annual Meeting virtually on May 27, 2021 at 10:00 a.m. Eastern Time at www.cesonlineservices.com/mdxg21_vm. MIMEDX shareholders of record as of 5:00 p.m. Eastern Time on April 16, 2021 are entitled to vote at the Annual Meeting.

MIMEDX’s definitive proxy materials, letter to shareholders and other relevant information can be found at https://votemimedx.com/.

Important Cautionary Statement

This communication contains forward-looking statements, including, among other things, statements regarding: (i) our ability to further accelerate the Company’s transformation, maintain its momentum, and create shareholder value; and (ii) the Company’s position and future opportunities. Additional forward-looking statements may be identified by words such as “believe,” “expect,” “may,” “plan,” “goal,” “outlook,” “potential,” “will,” “preliminary,” and similar expressions, and are based on management’s current beliefs and expectations.

Forward-looking statements are subject to risks and uncertainties, and the Company cautions investors against placing undue reliance on such statements. Actual results may differ materially from those set forth in the forward-looking statements. The Company describes factors that could cause actual results to differ from expectations in the Risk Factors section of its most recent annual report and quarterly reports filed with the SEC. Any forward-looking statements speak only as of the date of this communication and the Company assumes no obligation to update any forward-looking statement.

Important Information

The Company, its directors, director nominees and certain of its executive officers are participants in the solicitation of proxies from shareholders in respect of the Annual Meeting. The Company has filed a definitive proxy statement and associated WHITE proxy card in connection with the solicitation of proxies for the Annual Meeting with the SEC. Details concerning the nominees of the Company’s board of directors for election at the Annual Meeting are set forth in the definitive proxy statement. BEFORE MAKING ANY VOTING DECISION, SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, AS THEY CONTAIN IMPORTANT INFORMATION. Information regarding the identity of the Company’s participants and their respective interests in the matters to be voted on at the Annual Meeting, by security holdings or otherwise, are set forth in the definitive proxy statement and other documents filed with the SEC in connection with the Annual Meeting. Investors and shareholders can obtain a copy of the definitive proxy statement and other documents filed by the Company free of charge from the SEC’s website at www.sec.gov. The Company’s shareholders can also obtain, without charge, a copy of the definitive proxy statement and other relevant filed documents from the “SEC Filings” section of the Company’s website at www.mimedx.com.

About MIMEDX
MIMEDX is an industry leader in utilizing amniotic tissue as a platform for regenerative medicine, developing and distributing placental tissue allografts with patent-protected, proprietary processes for multiple sectors of healthcare. As a pioneer in placental biologics, we have both a core business, focused on addressing the needs of patients with acute and chronic non-healing wounds, and a promising late-stage pipeline targeted at decreasing pain and improving function for patients with degenerative musculoskeletal conditions. We derive our products from human placental tissues and process these tissues using our proprietary methods, including the PURION® process. We employ Current Good Tissue Practices, Current Good Manufacturing Practices, and terminal sterilization to produce our allografts.

MIMEDX has supplied over two million allografts, through both direct and consignment shipments. For additional information, please visit www.mimedx.com.

Contacts:

Investors:
Jack Howarth
Investor Relations
404-360-5681
jhowarth@mimedx.com

Media:
Hilary Dixon
Corporate Communications
770-651-9307
hdixon@mimedx.com

Date:        May 12, 2021

To:        All Employees

From:         Tim Wright

Subject:     2021 Annual Meeting Update

Last week, Prescience Point withdrew its proxy contest and the slate of candidates that it had nominated to the MIMEDX Board. In other words, Prescience Point’s nominees will not stand for election at the upcoming 2021 Annual Meeting of Shareholders. The Board and management team view this as a good outcome, both for the Company and all of our shareholders. We have made great progress during the last two years and keeping our focus on what matters most – developing and providing products that meet patient needs – is our path to continued success.

The upcoming 2021 MIMEDX Annual Meeting of Shareholders is still an important opportunity to maintain our momentum – which is why it is still important to vote any shares you own. This year, we added some important proposals for shareholders to vote on that we believe are beneficial to the Company and its shareholders, further accelerate the progress we are making to restore the Company’s integrity and credibility, and are consistent with industry-wide corporate governance best practices.

Similar to the 2019 Annual Meeting and 2020 Annual Meeting recently held this past fall, the 2021 meeting will be held virtually on Thursday, May 27, 2021. We encourage colleagues who own MIMEDX shares to vote FOR all MIMEDX proposals on the WHITE proxy card. If you own shares, you should soon receive in the mail (if you haven’t already) the proxy materials with voting instructions. If you have any questions or need assistance voting your shares, please call our proxy solicitor, Morrow Sodali LLC, toll-free at (800) 662-5200. Your vote is important.

On behalf of the Board and management team, I want to again express appreciation for your continued patience and persistence throughout this process. Your hard work is the foundation for our transformation. I’m proud of everything you do for our patients day in and day out, and thank you for your ongoing commitment to MIMEDX.

Let’s keep up the momentum and stay focused on our mission to improve people’s health and lives.

Tim